SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934.

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        Global Payment Technologies, Inc.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee paid:

[ ]    Fee paid previously with preliminary  materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                       20 EAST SUNRISE HIGHWAY, SUITE 201
                          VALLEY STREAM, NEW YORK 11581



                                                        January 28, 2000



Dear Fellow Stockholders:

         You are cordially invited to attend our 2000 Annual Meeting of Stockholders, which will be held on Tuesday, March 21, 2000 at 10:00 a.m., at the Garden City Hotel, 45 7th Street, Garden City, New York 11530.

         The Notice of Annual Meeting and Proxy Statement which follows describes the business to be conducted at the meeting.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, American Stock Transfer & Trust Company, in writing, at 40 Wall Street, New York, New York 10005.

         Your vote is very important, and we would appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.


                                            Cordially,


                                            STEPHEN KATZ
                                            Chairman and Chief Executive Officer

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                       20 EAST SUNRISE HIGHWAY, SUITE 201
                          VALLEY STREAM, NEW YORK 11581

                                -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 21, 2000

                                -----------------

To the Stockholders of
GLOBAL PAYMENT TECHNOLOGIES, INC.:

         NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of GLOBAL PAYMENT TECHNOLOGIES, INC. (the "Company") will be held at the Garden City Hotel, 45 7th Street, Garden City, New York 11530, on March 21, 2000 at 10:00 a.m., Eastern Standard Time, for the following purposes:

           1. To elect two (2) Class II directors to serve until the Annual Meeting of Stockholders to be held in the year 2003 and until their respective successors are elected and qualified;

           2.       To approve the Company's 2000 Stock Option Plan; and

           3. To transact such other business as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

         Only stockholders of record at the close of business on February 16, 2000 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                                             By Order of the Board of Directors,

                                             THOMAS MCNEILL
                                             Secretary


Valley Stream, New York
January 28, 2000

--------------------------------------------------------------------------------

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                              ---------------------

                                 PROXY STATEMENT
                              ---------------------

         This Proxy Statement is furnished to the stockholders of Global Payment Technologies, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Garden City Hotel, 45 7th Street, Garden City, New York 11530, on Tuesday, March 21, 2000 at 10:00 a.m., Eastern Standard Time, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

         The Company intends to mail this proxy statement and the accompanying proxy to stockholders on or about February 23, 2000.

         The cost of solicitation of proxies will be borne by the Company. The Company may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company may, without additional compensation, solicit proxies personally or by telephone, facsimile or special letter.

         Proxies in the accompanying form, duly executed, returned to the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company or by personally withdrawing the proxy at the meeting and voting in person.

         The address and telephone number of the principal executive offices of the Company are:

                       20 East Sunrise Highway, Suite 201
                          Valley Stream, New York 11581
                          Telephone No.: (516) 256-1000


                       OUTSTANDING STOCK AND VOTING RIGHTS

         Only stockholders of record at the close of business on February 16, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of January 21, 2000, there were issued and outstanding 5,549,450 shares of the Company's common stock, par value $.01 per share ("Common Stock"), the only class of voting securities of the Company. Each share of Common Stock that is outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to a vote at the Annual Meeting.

                          QUORUM AND VOTING PROCEDURES

         Quorum: The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Annual Meeting in determining the presence of a quorum.

         Vote Required: Directors are elected by a plurality of votes of the shares of Common Stock represented in person or by proxy at the Annual Meeting. The proposal to approve the Company's 2000 Stock Option Plan requires the affirmative vote of a majority of all of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting. Votes will be counted and certified by one or more Inspectors of Election who are expected to be either employees of the Company, counsel to the Company or employees of American Stock Transfer & Trust Company, the Company's transfer agent.

         Effect of Abstentions and Broker Non-Votes: Proxies submitted which contain abstentions or "broker non-votes" (i.e., proxies from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the broker or nominee does not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not have the effect of votes in favor of or in opposition to the election of a director or the approval of the 2000 Stock Option Plan.

         The enclosed proxy will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.


                                   PROPOSAL 1
                         ELECTION OF CLASS II DIRECTORS

         The Company's Board of Directors consists of five directors divided into three classes. The terms of office of Class I, Class II and Class III directors expire at the 2002, 2000 and 2001 Annual Meeting of Shareholders, respectively. At each annual meeting, directors are chosen to succeed those in the Class whose term expires at that annual meeting to serve for a term of three years each and until their respective successors are elected and qualified. Each of the present directors of the Company was elected by the Company's stockholders. At the Annual Meeting, two Class II directors will be elected.

         Shares represented by valid proxies in the accompanying form will be voted for the election of the nominees named below, unless authority is withheld. Should any of the nominees listed below be unable to serve, it is intended that the proxies will be voted for such other nominees as may be designated by the Board of Directors. Unless otherwise directed, the persons named in the proxy accompanying this Proxy Statement intend to cast all proxies received for the election of both Stephen Katz and Martin H. Kern to serve as directors upon their nomination at the Annual Meeting. Both Mr. Katz and Mr. Kern have each indicated to the Board that he expects to be available to serve as a director of the Company.

RECOMMENDATION

         THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF THE NOMINATED CLASS II DIRECTORS IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS ELECT THE NOMINATED CLASS II DIRECTORS.

NOMINEES FOR DIRECTOR

         The following table sets forth certain information concerning the nominees for director of the Company:



NAME                                     POSITIONS WITH THE COMPANY                            AGE
----                                     --------------------------                            ---
Stephen Katz........................     Chairman of the Board and Chief Executive Officer     56


Martin H. Kern......................     Director, Member of the Audit Committee and           58
                                         President of the Company's majority-owned subsidiary

INFORMATION ABOUT NOMINEES

         Stephen Katz has been Chairman of the Board of Directors since September 1996 and Chief Executive Officer and a director of the Company since May 1996. Mr. Katz served as Vice Chairman of the Board of Directors from May 1996 until September 1996. From September 1984 until September 1995 Mr. Katz was Chairman of the Board and Chief Executive Officer, and from September 1984 until September 1993 was President, of Nationwide Cellular Service, Inc., then a publicly traded reseller of cellular telephone services. Since 1992 Mr. Katz has been Chairman of the Board and Chief Executive Officer of Cellular Technical Services Company, Inc., a publicly held company engaged in developing software for the cellular telephone industry.

         Martin H. Kern has been a director of the Company since November 1997. Since September 1999, Mr. Kern has been President of the Company's 80% owned subsidiary, Abacus

Financial Management Systems Ltd., USA. Since 1988 Mr. Kern has been President of Diversified Resources Inc., a management consulting firm specializing in turnarounds and the marketing of consumer products. Prior thereto and for more than five years he was Executive Vice President of The Great Atlantic & Pacific Tea Co., Inc. ("A&P"), and also served as Chairman of the Board/President of Super Market Service Corp. and President of Supermarket Distributing Corp., both A&P operating subsidiaries.

CURRENT MEMBERS OF THE BOARD OF DIRECTORS

         The current directors of the Company, their respective Classes and terms of office and biographical information is as set forth below.

DIRECTOR.                  AGE                CLASS              TERM
---------                  ---                -----              EXPIRES AT
                                                                 ----------
Stephen Katz               56                 II             2000 Annual Meeting
Martin H. Kern             58                 II             2000 Annual Meeting
Henry B. Ellis             50                 III            2001 Annual Meeting
Edward Seidenberg          42                 III            2001 Annual Meeting
Richard E. Gerzof          55                 I              2002 Annual Meeting


BIOGRAPHICAL INFORMATION

         Henry B. Ellis has been a director of the Company since July 1996. Since 1992 Mr. Ellis has been President and Chief Executive Officer of Bassett California Company, a family-owned real estate holding company located in El Paso, Texas. From June 1992 to February 1994 Mr. Ellis served as Chairman of the Board and Chief Executive Officer of Grayson County State Bank, located in Sherman, Texas. Since 1992 Mr. Ellis has served as a member of the Board of Directors of Bluebonnet Savings Bank, a savings and loan institution located in Dallas, Texas.

         Edward Seidenberg has been President of the Company since March 1998, Chief Operating Officer of the Company since March 1997, and a director of the Company since August 1996. From August 1996 to March 1998 he served as Vice President of the Company and from January 1997 to March 1997 he served as Secretary of the Company. From March 1990 to July 1996 he was Vice President and Chief Financial Officer of Nationwide Cellular Service, Inc., a reseller of cellular telephone services.

         Richard E. Gerzof has been a director of the Company since its inception in 1988. Mr. Gerzof has been a partner of Sun Harbor Manor, a nursing home, since 1974. He has also been a licensed real estate broker since 1982 and was a partner or principal in Sonom Realty Co., a property management and construction firm, from 1974 through 1992. He has been a partner in Frank's Steaks, a restaurant in Jericho, New York since 1993, a partner in Frank's Steaks of New

York, a restaurant in Las Vegas, Nevada, since 1998 and a partner in Star City Galleries, a celebrity art gallery in Las Vegas, Nevada, since 1998.


COMMITTEES

         During the fiscal year ended September 30, 1999 the Company's Board of Directors held four meetings and took action by unanimous written consent on three occasions. The Board of Directors has a Compensation Committee, comprised of Messrs. Ellis and Gerzof, and an Audit Committee, comprised of Messrs. Ellis, Gerzof and Kern. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to the compensation and benefits of employees of the Company and administers the issuance of stock options to the Company's officers, employees, directors and consultants. The Compensation Committee held two meetings during fiscal 1999 and took action by unanimous written consent on five occasions. The Audit Committee meets with management and the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters. The Audit Committee held two meetings during fiscal 1999. Each director attended at least 75% of all meetings of the Board of Directors held while he was a director and all meetings held by a committee of the Board on which he served.

INFORMATION ABOUT NON-DIRECTOR EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to the non-director executive officers of the Company. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

NAME                                     AGE      POSITION
----                                     ---      --------
Robert W. Nader.....................     40       Senior Vice President, Sales and Business
                                                  Development
Thomas McNeill......................     36       Vice President, Chief Financial Officer and Secretary
Wesley Trager.......................     47       Vice President, Engineering
Dimitrios Rigas ....................     53       Vice President, Quality Systems
Thomas Oliveri .....................     41       Vice President, Operations

         Robert W. Nader has been Senior Vice President, Sales and Business Development of the Company since October 1999. From January 1995 to September 1999 he served as Vice President, Market/Product Development of the Company. From September 1991 through December 1994 he was Engineering Manager for United Gaming, Inc., a manufacturer and route operator of electronic gaming machines. From July 1991 through September 1991 he was a design specialist in the Air Defense Systems Division of General Dynamics, Inc.

         Thomas McNeill has been Secretary of the Company since March 1997 and Vice President and Chief Financial Officer of the Company since September 1997. From October 1996 to September 1997 he served as Controller of the Company. From March 1995 through October 1996 Mr. McNeill was Director of Finance for Bellco Drug Corp., a pharmaceutical distribution company. From January 1991 through August 1992 he was Controller and from August 1992 to May 1994 he was Vice President of Operations, for the Marx & Newman Co. division of the United States Shoe Corporation, a manufacturer and distributor of women's footwear.

         Wesley Trager has been Vice President, Engineering of the Company since April 1998. From June 1994 to April 1997 Mr. Trager served as Vice President of Advanced Technologies and Engineering for Acclaim Entertainment, Inc. an interactive entertainment company located in Glen Cove, New York. From August 1992 to June 1994 Mr. Trager served as Director of Technology of Acclaim Entertainment, Inc.

         Dimitrios Rigas has been Vice President, Quality Systems of the Company since March 1999. From May 1998 to March 1999 he was Vice President of Operations of the Company. From April 1996 to May 1998 Mr. Rigas served as Plant Manager of Versa Products, a valve manufacturing company located in Paramus New Jersey. From October 1995 to April 1996 Mr. Rigas served as Business Process Re-Engineering Manager of Veeco Instruments, a manufacturing company located in Plainview, New York. From December 1994 to September 1995 Mr. Rigas served as Vice President of Operations of Dayton T. Brown Inc., a sheet metal manufacturer located in Bohemia, New York. From September 1989 to December 1994 Mr. Rigas served as Vice President of Operations for Satellite Transmission Systems Inc., a satellite ground equipment manufacturer located in Hauppauge, New York.

         Thomas Oliveri has been Vice President, Operations of the Company since March 1999 and was Director of Operations of the Company from January 1999 to February 1999. From May 1998 to November 1998 he served as Director of Operations for Bennett X-Ray. From December 1995 to May 1998, he served as plant manager and then as general manager of the Cybex division of Lumex, Inc. From May 1993 to November 1995 he served as manager of technical services and then plant manager within the Lumex division of Lumex, Inc.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. To the Company's knowledge, based solely on a review of such reports furnished to the Company with respect to its most recent fiscal year, the Company believes that during the fiscal year ended September 30, 1999 all reports applicable to executive officers, directors and ten percent stockholders have been timely filed.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of December 31, 1999, certain information as to the Common Stock ownership of each of the Company's directors and nominees for director, each of the officers included in the Summary Compensation Table below, all executive officers and directors as a group and all persons known by the Company to be the beneficial owners of more than five percent of the Company's Common Stock. Unless otherwise noted, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such person.



                                                               AMOUNT AND NATURE
                  NAME AND ADDRESS                               OF BENEFICIAL                  PERCENTAGE OF
                  ----------------                                 OWNERSHIP               OUTSTANDING SHARES OWNED
                                                                   ---------               ------------------------
Stephen Katz......................................                 826,300(1)                       14.2%
   c/o Global Payment Technologies, Inc.
   20 East Sunrise Highway, Suite 201
   Valley Stream, NY 11581

Odyssey Financial Company.........................                 335,000                           6.2%
   c/o Stephen Katz
   20 East Sunrise Highway, Suite 201
   Valley Stream, NY 11581

Richard E. Gerzof.................................                 355,375(2)                        6.5%
   161 Sportsman Avenue
   Freeport, NY 11520

William H. Wood...................................                 306,786                           5.7%
   621 Farr Shores Drive
   Hot Springs, AR 71913

Edward Seidenberg.................................                 103,750(3)                        1.9%
   c/o Global Payment Technologies, Inc.
   20 East Sunrise Highway, Suite 201
   Valley Stream, NY 11581

Henry B. Ellis....................................                  25,375(2)                         *
   303 Texas Avenue #15
   El Paso, Texas 79901

Martin H. Kern....................................                  13,625(4)                         *
   c/o Global Payment Technologies, Inc.
   20 East Sunrise Highway, Suite 201
   Valley Stream, NY 11581



                                                               AMOUNT AND NATURE
                  NAME AND ADDRESS                               OF BENEFICIAL                  PERCENTAGE OF
                  ----------------                                 OWNERSHIP               OUTSTANDING SHARES OWNED
                                                                   ---------               ------------------------
Robert W. Nader...................................                  13,050(5)                         *
   c/o Global Payment Technologies, Inc.
   20 East Sunrise Highway, Suite 201
   Valley Stream, NY 11581

Wesley Trager.....................................                   6,875(6)                         *
    c/o Global Payment Technologies, Inc.
   425-B Oser Avenue
   Hauppauge, NY 11788

Dimitrios Rigas...................................                   5,000(7)                         *
    c/o Global Payment Technologies, Inc.
   425-B Oser Avenue
   Hauppauge, NY 11788


All directors and executive officers as a group                  2,013,511(8)                       23.2%
(10 persons)......................................

--------------
*  Less than 1%

(1) Includes 400,000 shares issuable upon exercise of currently exercisable stock options and 335,000 shares owned of record by Odyssey Financial Company, a partnership of which Mr. Katz is Managing General Partner.
(2) Includes 5,375 shares issuable upon exercise of currently exercisable options.
(3) Includes 38,750 shares issuable upon exercise of currently exercisable options.
(4) Includes 1,125 shares issuable upon exercise of currently exercisable options.
(5) Includes 11,050 shares issuable upon exercise of currently exercisable options and 2,000 shares held by his wife as custodian for their children.
(6) Includes 6,875 shares issuable upon exercise of currently exercisable options.
(7) Includes 5,000 shares issuable upon exercise of currently exercisable options.
(8) Includes 487,925 shares issuable upon exercise of currently exercisable options.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

         The following table summarizes the compensation earned for the last three fiscal years by the Company's Chief Executive Officer and the four other most highly compensated executive officers, whose salary and bonus exceeded $100,000 for the 1999 fiscal year (the "Named Executive Officers"), for services in all capacities to the Company during its 1999, 1998 and 1997 fiscal years.



                                                                                                        LONG-TERM
                                                                 ANNUAL COMPENSATION                  COMPENSATION
                                                                 -------------------                  ------------

                                                                                                       SECURITIES
          NAME AND PRINCIPAL                                                                           UNDERLYING
               POSITION                       YEAR              SALARY              BONUS                OPTIONS
               --------                       ----              ------              -----                -------
Stephen Katz........................          1999               $150,000            $50,000                  ---
         Chairman of the Board and            1998                150,000             70,000                  ---
         Chief Executive Officer              1997                150,000             25,000                  ---

Edward Seidenberg...................          1999                190,000             50,000               20,000
         President, Chief Operating           1998                170,000             70,000               20,000
         Officer                              1997                141,000             45,000                7,500

Robert W. Nader.....................          1999                218,000                ---               12,000
         Senior Vice President, Sales         1998                205,000                ---               10,000
         and Business Development             1997                161,000                ---                7,500

Wesley Trager.......................          1999                140,000             22,500                8,500
            Vice President,                   1998                 66,000             17,500               27,500
            Engineering                       1997                    ---                ---                  ---

Dimitrios Rigas.....................          1999                117,000             15,000                6,000
         Vice President, Quality              1998                 44,000             21,000               20,000
         Systems                              1997                    ---                ---                  ---



                        OPTION GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                                                                                                      POTENTIAL REALIZABLE VALUE AT
                                                       % OF TOTAL OPTIONS                            ASSUMED ANNUAL RATES OF STOCK
                                                           GRANTED TO                                    PRICE APPRECIATION FOR
                                NUMBER OF SECURITIES      EMPLOYEES IN    EXERCISE                               OPTION
                                 UNDERLYING OPTIONS        FISCAL YEAR      PRICE       EXPIRATION                TERM
            NAME                       GRANTED                            ($/SHARE)        DATE                 AT 5% AT 10%
            ----                       -------          ---------------   ---------        ----            -------   -------
Edward Seidenberg........             20,000(1)                 11.6%      $9.0313        9/23/06          $73,500   $171,500

Robert W. Nader..........             12,000(1)                  7.0%      $9.0313        9/23/06          $44,000   $103,000

Wesley Trager............              8,500(1)                  4.9%      $9.0313        9/23/06          $31,000    $73,000

Dimitrios Rigas..........              6,000(1)                  3.5%      $9.0313        9/23/06          $22,000    $51,500


----------------

(1) The option was awarded at the fair market value of the Company's Common Stock at September 23, 1999, the date of the award, and becomes exercisable in cumulative annual installments of 25% per year on each of the first four anniversaries of the grant date.



                    AGGREGATED FISCAL YEAR END OPTION VALUES


                                                                         NUMBER OF SECURITIES
                                              SHARES                    UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                           ACQUIRED ON                        OPTIONS AT                   IN-THE-MONEY OPTIONS
                                             EXERCISE      VALUE           SEPTEMBER 30, 1999               SEPTEMBER 30, 1999 (1)
                                                                           ------------------            ------------------------
                  NAME                         (#)        REALIZED     EXERCISABLE/UNEXERCISABLE         EXERCISABLE/UNEXERCISABLE
                  ----                         ---        --------     -------------------------         -------------------------
Stephen Katz..........................                0    $      0        400,000               0     $2,040,000        $      0

Edward Seidenberg.....................                0           0         38,750          58,750        140,000         113,000

Robert W. Nader.......................           19,325      62,300         21,725          26,450         55,000          27,000

Wesley Trager.........................                0           0          6,875          29,125          3,000          10,000

Dimitrios Rigas.......................                0           0          5,000          21,000          2,000           6,000

--------------

 (1) The closing price of the Company's Common Stock as reported on the Nasdaq National Market on September 30, 1999 was $8.25 per share. Value is calculated by multiplying (a) the difference between the closing price and the option exercise price by (b) the number of shares of Common Stock underlying the option.

COMPENSATION OF DIRECTORS

         Messrs. Ellis and Kern each received $13,100 during the 1999 fiscal year for services rendered as a director.

EMPLOYMENT AGREEMENTS

         Effective September 30, 1997 the Company entered into an agreement with Stephen Katz providing for his employment as Chief Executive Officer and Chairman of the Board of Directors for a two-year term which, pursuant to its terms, has been automatically extended for an additional one-year term. The agreement provides for a salary at a rate of $150,000 per year and bonuses and stock options as determined by the Board of Directors. To the extent Mr. Katz' outstanding stock options to purchase an aggregate of 400,000 shares of Common Stock previously granted under the Company's 1994 and 1996 Stock Option Plans were not exercisable, such options became fully exercisable upon execution of the agreement. The agreement also provides for participation in employee benefit plans, the use of an automobile and other fringe benefits.

         Effective October 1, 1998 the Company entered in an agreement with Edward Seidenberg providing for his employment as President and Chief Operating Officer for a three-year term, with automatic extensions for additional one-year terms beyond the initial three-year term unless and until either the Company or Mr. Seidenberg provides advance written notice of a desire to terminate the agreement. The agreement provides for a salary at a rate of $205,000 per year effective October 1, 1999 and bonuses and stock options as determined by the Board of Directors. The agreement also provides for participation in employee benefit plans, the use of an automobile and other fringe benefits.

         Effective January 1, 1998 the Company entered into an agreement with Robert W. Nader providing for his employment as Vice President Product/Market Development for a three-year term, with automatic extensions for additional one-year terms beyond the initial three-year term unless and until either the Company or Mr. Nader provides advance written notice of a desire to terminate the agreement. The agreement provides for a salary at a rate of $100,000 per year ($120,000 effective November 1999) and an additional non-refundable draw against commissions of $40,000 in the first year of the agreement, $50,000 in the second year of the agreement and $60,000 in the third year of the agreement. The agreement also provides for participation in employee benefit plans, the use of an automobile and other fringe benefits.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company leases approximately 6,600 square feet in Valley Stream, New York, from a company in which Stephen Katz, Chairman of the Board of Directors and Chief Executive Officer of the Company, is a part owner. The lease, which expires February 28, 2002, provides for an annual base rental of $150,000, increasing annually to approximately $170,000 in the final year of the term. The facility houses the executive, accounting and certain sales functions of the Company. The Company believes that the terms of the lease are fair and reasonable and as favorable to it as could be obtained from unaffiliated third parties.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Compensation Committee of the Company's Board of Directors are Henry B. Ellis and Richard E. Gerzof, each of whom is a non-employee director. Martin H. Kern was a member of the Compensation Committee until September 1999 when he became President of an 80% owned subsidiary of the Company. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the performance graph on page 15 shall not be incorporated by reference to any such filings.

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

         The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The Compensation Committee is composed of two non-employee directors.

         The objectives of the Company's executive compensation program are to:

            *    Support the achievement of desired Company performance; and
            * Provide compensation that will attract and retain superior talent and reward performance

         The executive compensation program provides an overall level of compensation opportunity that is competitive within the manufacturing industry on Long Island, as well as with a broader group of companies of comparable size and complexity.

EXECUTIVE OFFICER COMPENSATION PROGRAM

         The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and various benefits, including medical and 401(k) plans generally available to employees of the Company.

         BASE SALARY

         Base salary levels for the Company's executive officers are competitively set relative to companies in the manufacturing industry on Long Island, as well as with a broader group of companies of comparable size and complexity. In determining salaries, the Compensation Committee also takes into account individual experience and performance and specific issues particular to the Company.

         STOCK OPTION PROGRAM

         The stock option program is the Company's long-term incentive plan for providing an incentive to key employees (including directors and officers who are key employees) and to directors who are not employees of the Company.

         The 1994 and 1996 Stock Option Plans authorize the Compensation Committee to award key executives stock options. Options granted under the plans may be granted containing terms determined by the Committee, including exercise period and price; provided, however, that the plans require that the exercise price may not be less than the fair market value of the Common Stock on the date of the grant and the exercise period may not exceed ten years, subject to further limitations.

         BENEFITS

         The Company provides to executive officers medical and 401(k) plan benefits that generally are available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 1999.

         BONUS

         Based upon recommendations of the Compensation Committee, the Company provides to certain executive officers bonuses based on their performance and the performance of the Company.

         CHIEF EXECUTIVE OFFICER COMPENSATION

         Mr. Steven Katz was appointed to the position of Chief Executive Officer in May 1996. Effective September 30, 1997 the Company entered into a two-year employment agreement, with an automatic extension for an additional one-year term, with Mr. Katz, providing an annual base salary of $150,000 and bonuses and stock options as determined by the Company's Board of Directors. In making this determination, the Board of Directors takes into account the Compensation Committee's recommendations, which, in the case of Mr. Katz, are based on the overall performance of the Company.

                                           Henry B. Ellis
                                           Richard E. Gerzof


                                           Members of the Compensation Committee


                                PERFORMANCE GRAPH

         Set forth below is a graph comparing the yearly change in the cumulative stockholder return on the Company's Common Stock since December 31, 1995 with the NASDAQ Stock Market Index (U.S.) and the NASDAQ Non-Financial Index. The graph assumes $100 was invested at the close of business on December 31, 1995 in the Company's Common Stock and in each of the indices and that all dividends on the stocks included in the NASDAQ indices were reinvested. No cash dividends were paid on the Company's Common Stock. The stockholder return shown on the graph below is not necessarily indicative of future performance.


                        [PERFORMANCE GRAPH APPEARS HERE]


---------------------------------------------------------------------------------------------------------------------
                                               12/31/95       12/31/96      12/31/97       12/31/98      12/31/99
---------------------------------------------------------------------------------------------------------------------
Global Payment Technologies, Inc.                $100           $150          $277           $250          $285
---------------------------------------------------------------------------------------------------------------------
NASDAQ Stock Market Index (U.S.)                 $100           $123          $151           $212          $384
---------------------------------------------------------------------------------------------------------------------
NASDAQ Non-Financial Index                       $100           $121          $142           $208          $402
---------------------------------------------------------------------------------------------------------------------


                                   PROPOSAL 2
                APPROVAL OF THE COMPANY'S 2000 STOCK OPTION PLAN

        On January 26, 2000, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the Company's 2000 Stock Option Plan. The 2000 Stock Option Plan is herein referred to as the "Plan". The Plan is designed to provide an incentive to key employees and non-employee directors of, and consultants to, the Company and to offer an additional inducement in obtaining the services of such persons. The proceeds derived from the sale of shares subject to options will be used for general corporate purposes of the Company.

        The following summary of certain material features of the Plan does not purport to be complete and is qualified in its entirety by reference to the text of the Plan, a copy of which is set forth as Exhibit A to this Proxy Statement.

SHARES SUBJECT TO THE OPTION PLAN AND ELIGIBILITY

        The Plan authorizes the grant of options to purchase a maximum of 300,000 shares of the Company's Common Stock (subject to adjustment as described below) to employees (including officers and directors who are employees) and non-employee directors of, and consultants to, the Company. Upon expiration, cancellation or termination of unexercised options, the shares of the Company's Common Stock subject to such options will again be available for the grant of options under the Plan. All of the approximately 220 employees of the Company are currently eligible to receive grants of options under the Plan.

        Set forth in the table below is information as to the number of shares as to which options have been granted to the Named Executive Officers, to each other person who has received 5% of such options, to all current executive officers as a group, to all current directors who are not executive officers as a group and to all current employees, including all current officers who are not executive officers, as a group.

                                                                      NUMBER OF
                   NAME                                                OPTIONS
                   ----                                                -------

                   Stephen Katz                                       400,000

                   Edward Seidenberg                                   97,500

                   Robert W. Nader                                     67,500

                   Wesley Trager                                       36,000

                   Dimitrios Rigas                                     26,000

                   All current executive officers as a
                   group                                              675,000

                   All current directors who are not
                   executive officers as a group                       22,000


                   All current employees, including all
                   current officers who are not
                   executive officers, as a group                     213,425



        No options have been granted under the Plan.

        On January 25, 2000, the high and low sales prices of the Company's Common Stock as reported by NASDAQ were $8.81 and $8.50 per share, respectively.

TYPE OF OPTIONS

        Options granted under the Plan may either be incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options which do not qualify as ISOs ("NQSOs").

ADMINISTRATION

        The Plan will be administered by a committee of the Board of Directors (the "Committee") consisting of at least two members of the Board, each of whom is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. It is also intended that each member of the Committee will be an "outside director" within the meaning of Section 162(m) of the Code. The current members of the Committee are Henry B. Ellis and Richard E. Gerzof.

        Among other things, the Committee is empowered to determine, within the express limits contained in the Plan: the employees and consultants to be granted options, the times when options shall be granted, whether an option is to be an ISO or a NQSO, the number of shares of Common Stock to be subject to each option, the exercise price of each option, the term of each option, the date each option shall become exercisable as well as any terms, conditions or installments relating to the exercisability of each option, whether and under what conditions to accelerate the date of exercise of any option or installment, the form of payment of the exercise price, the amount, if any, required to be withheld with respect to an option and, with the consent of the optionee, to modify an option. The Committee is also authorized to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for administering the Plan and to construe the Plan.

TERMS AND CONDITIONS OF OPTIONS

        Options granted under the Plan will be subject to, among other things, the following terms and conditions:

        (a) The exercise price of each option will be determined by the Committee; provided, however, that the exercise price of an ISO may not be less than the fair market value of the Company's Common Stock on the date of grant (110% of such fair market value if the optionee owns (or is deemed to own) more than 10% of the voting power of the Company).

        (b) Options may be granted for terms determined by the Committee; provided, however, that the term of an ISO may not exceed 10 years (5 years if the optionee owns (or is deemed to own) more than 10% of the voting power of the Company).

        (c) The maximum number of shares of the Company's Common Stock for which options may be granted to an employee in any calendar year is 200,000. In addition, the aggregate fair market value of shares with respect to which ISOs may be granted to an employee which are exercisable for the first time during any calendar year may not exceed $100,000.

        (d) The exercise price of each option is payable in full upon exercise or, if the applicable stock option contract ("Contract") entered into by the Company with an optionee permits, in installments. Payment of the exercise price of an option may be made in cash, certified check or, if the applicable Contract permits, in shares of the Company's Common Stock or by the Company's withholding from the purchased shares an amount having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, or any combination thereof.

        (e) Options may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee or his or her legal representatives.

        (f) Except as may otherwise be provided in the applicable Contract, if the optionee's relationship with the Company as an employee or consultant is terminated for any reason (other than the death or disability of the optionee), the option may be exercised, to the extent exercisable at the time of termination of such relationship, within three months thereafter, but in no event after the expiration of the term of the option. However, if the relationship is terminated either for cause or without the consent of the Company, the option will terminate immediately. In the case of the death of an optionee while an employee or consultant (or, generally, within three months after termination of such relationship, or within one year after termination of such relationship by reason of disability), except as otherwise provided in the Contract, his or her legal representative or beneficiary may exercise the option, to the extent exercisable on the date of death, within one year after such date, but in no event after the expiration of the term of the option. Except as otherwise provided in the Contract, an optionee whose relationship with the Company was terminated by reason of his or her disability may exercise the option, to the extent exercisable at the time of such termination, within one year thereafter, but not after the expiration of the term of the option. Options are not affected by a change in the status of an optionee so long as he or she continues to be an employee of, or a consultant to, the Company.

        (g) The Company may withhold cash and/or shares of the Company's Common Stock having an aggregate value equal to the amount which the Company determines is necessary to meet its obligations to withhold any federal, state and/or local taxes or other amounts incurred by reason of the grant or exercise of an option, its disposition or the disposition of shares acquired upon the exercise of the option. Alternatively, the Company may require the optionee to pay the Company such amount, in cash, promptly upon demand.


ADJUSTMENT IN EVENT OF CAPITAL CHANGES

        Appropriate adjustments will be made in the number and kind of shares available under the Plan, in the number and kind of shares subject to each outstanding option and the exercise prices of such options, as well as the number of shares subject to future grants to non-employee directors and limitation on the number of shares that may be granted to any employee in any calendar year, in the event of any change in the Company's Common Stock by reason of any stock dividend, split-up, spin off, combination, reclassification, recapitalization, merger in which the Company is not the surviving corporation, exchange of shares or the like. In the event of (a) the liquidation or dissolution of the Company, or (b) a merger in which the Company is not the surviving corporation or a consolidation, the Board of Directors of the Company shall, as to outstanding options, either (i) make appropriate provisions for the protection of any such outstanding options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to one share of Common Stock of the Company; provided, only that the excess of the aggregate fair market value of the shares subject to the options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such options immediately before such substitution over the purchase price thereof, or (ii) upon written notice to an optionee, provide that all unexercised options must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Board of Directors may, in its discretion, advance the lapse of any waiting or installment periods and exercise dates.

DURATION AND AMENDMENT OF THE PLAN

        No option may be granted under the Plan after January 25, 2010. The Board of Directors may at any time terminate or amend the Plan; provided, however, that, without the approval of the Company's stockholders, no amendment may be made which would (a) except as a result of the anti-dilution adjustments described above, increase the maximum number of shares available for the grant of options or increase the maximum number of options that may be granted to an employee in any calendar year, (b) change the eligibility requirements for persons who may receive options or (c) make any changes for which applicable law or regulatory authority requires stockholder approval. No termination or amendment may adversely affect the rights of an optionee with respect to an outstanding option without the optionee's consent.

FEDERAL INCOME TAX TREATMENT

         The following is a general summary of certain material federal income tax consequences of the grant and exercise of the options under the Plan and the sale of any underlying security. This description is based on current law which is subject to change, possibly with retroactive effect. This discussion does not purport to address all tax considerations relating to the grant and exercise of the options or resulting from the application of special rules to a particular optionee (including an optionee subject to the reporting and short-swing profit provisions under Section 16 of the Securities Exchange Act of 1934, as amended), and state, local, foreign and other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of any underlying security. An optionee should consult with the optionee's own tax advisors with respect to the tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of any underlying security.

(a)      ISOs Exercised With Cash
         ------------------------


         No taxable income will be recognized by an optionee upon the grant or exercise of an ISO. The optionee's tax basis in the shares acquired upon the exercise of an ISO with cash will be equal to the exercise price paid by the optionee for such shares.

         If the shares received upon exercise of an ISO are disposed of more than one year after the date of transfer of such shares to the optionee and more than two years from the date of grant of the option, the optionee will recognize long-term capital gain or loss on such disposition equal to the difference between the selling price and the optionee's basis in the shares, and the Company will not be entitled to a deduction. Long-term capital gain is generally subject to more favorable tax treatment than short-term capital gain or ordinary income.

         If the shares received upon the exercise of an ISO are disposed of prior to the end of the two-years-from-grant/one-year-after-transfer holding period (a "disqualifying disposition"), the excess (if any) of the fair market value of the shares on the date of transfer of such shares to the optionee over the exercise price (but not in excess of the gain realized on the sale of the shares) will be taxed as ordinary income in the year of such disposition, and the Company generally will be entitled to a deduction in the year of disposition equal to such amount. Any additional gain or any loss recognized by the optionee on such disposition will be short-term or long-term capital gain or loss, as the case may be, depending upon the period for which the shares were held.

(b)      NQSOs Exercised With Cash
         -------------------------


         No taxable income will be recognized by an optionee upon the grant of an NQSO. Upon the exercise of an NQSO, the excess of the fair market value of the shares received at the time of exercise over the exercise price therefor will be taxed as ordinary income, and the Company will generally be entitled to a corresponding deduction. The optionee's tax basis in the shares acquired upon the exercise of such NQSO will be equal to the exercise price paid by the optionee for such shares plus the amount of ordinary income so recognized.

         Any gain or loss recognized by the optionee on a subsequent disposition of shares purchased pursuant to an NQSO will be short-term or long-term capital gain or loss, depending upon the period during which such shares were held, in an amount equal to the difference between the selling price and the optionee's tax basis in the shares.

(c)      Exercises of Options Using Previously Acquired Shares or by the
         ---------------------------------------------------------------
         Company's Withholding Shares
         ----------------------------


         If previously acquired shares are surrendered in full or partial payment of the exercise price of an option (whether an ISO or a NQSO), gain or loss generally will not be recognized by the optionee upon the exercise of such option to the extent the optionee receives shares which on the date of exercise have a fair market value equal to the fair market value of the shares surrendered in exchange therefor ("Replacement Shares"). If the option exercised is an ISO or if the shares used were acquired pursuant to the exercise of an ISO, the Replacement Shares are treated as having been acquired pursuant to the exercise of an ISO.

         However, if an ISO is exercised with shares which were previously acquired pursuant to the exercise of an ISO but which were not held for the required two-years-from-grant/one-year-after-transfer holding period, there is a disqualifying disposition of such previously acquired shares. In such case, the optionee would recognize ordinary income on such disqualifying disposition equal to the difference between the fair market value of such shares on the date of exercise of the prior ISO and the amount paid for such shares (but not in excess of the gain realized). Special rules apply in determining which shares are considered to have been disposed of and in allocating the basis among the shares. No capital gain is recognized.

         The optionee will have an aggregate basis in the Replacement Shares equal to the basis of the shares surrendered, increased by any ordinary income required to be recognized on the disposition of the previously acquired shares. The optionee's holding period for the Replacement Shares generally includes the period during which the surrendered shares were held.

         Any shares received by the optionee on such exercise in addition to the Replacement Shares will be treated in the same manner as a cash exercise of an option for no consideration.

         To the extent that an ISO is exercised by the Company's withholding shares, such exercise will result in a disqualifying disposition of the underlying shares and the excess (if any) of the fair market value of the shares on the date of transfer of such shares to the optionee over the exercise price (but not in excess of the gain realized on the sale of the shares) will be taxed as ordinary income in the year of such disposition, and the Company generally will be entitled to a deduction in the year of exercise equal to such amount. The exercise of a NQSO by the Company's withholding of shares will have the same federal tax consequences as the exercise of a NQSO with cash.

(d)      Alternative Minimum Tax
         -----------------------


         In addition to the federal income tax consequences described above, an optionee who exercises an ISO may be subject to the alternative minimum tax, which is payable only to the extent it exceeds the optionee's regular tax liability. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price is an adjustment which increases the optionee's alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such amount for purposes of computing the gain or loss on disposition of the shares for alternative minimum tax purposes. If the optionee is required to pay an alternative minimum tax, the amount of such tax which is attributable to deferral preferences (including the ISO adjustment) is allowable as a tax credit against the optionee's regular tax liability (net of other non-refundable credits) in subsequent years. To the extent the credit is not used, it is carried forward. An optionee holding an ISO should consult with the optionee's tax advisors concerning the applicability and effect of the alternative minimum tax.

 REQUIRED VOTE

        Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote on this proposal. If the Plan is not approved by stockholders, the Plan will terminate. The Board of Directors recommends a vote "FOR" approval of the Plan.

                              INDEPENDENT AUDITORS

         Arthur Andersen LLP has audited and reported upon the financial statements of the Company for the fiscal year ended September 30, 1999. It is currently anticipated that Arthur Andersen LLP will be selected by the Board of Directors to examine and report on the financial statements of the Company for the year ending September 30, 2000. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the Company's Annual Meeting to be held in 2001 must be received by the Company for inclusion in the Company's proxy statement relating to that meeting not later than October 16, 2000. Such proposals should be addressed to Secretary, Global Payment Technologies, Inc., 20 East Sunrise Highway, Suite 201, Valley Stream, New York 11581. Notices of stockholder proposals submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in the Company's proxy statement and form of proxy), will be considered untimely, and thus the Company's proxy may confer discretionary voting authority on the persons named in the proxy with regard to such proposals, if received after December 30, 2000.


                                OTHER INFORMATION

         An annual report to stockholders for the year ended September 30, 1999 is being furnished herewith to each stockholder of record as of the close of business on February 16, 2000. Copies of the Company's Annual Report on Form 10-K will be provided free of charge upon written request to:

                        Global Payment Technologies, Inc.
                       20 East Sunrise Highway, Suite 201
                          Valley Stream, New York 11581
                      Attention: Thomas McNeill, Secretary

         In addition, copies of any exhibits to the annual report on Form 10-K will be provided for a nominal charge to stockholders who make a written request to the Company at the above address.

         The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                             By Order of the Board of Directors,



                                             THOMAS MCNEILL
                                             Secretary

January 28, 2000

                                   PROXY CARD


PROXY                                                                     PROXY
-----                                                                     -----


                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)


                  The undersigned holder of Common Stock of GLOBAL PAYMENT TECHNOLOGIES, INC., revoking all proxies heretofore given, hereby constitutes and appoints Edward Seidenberg and Thomas McNeill, and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present at the 2000 Annual Meeting of Stockholders of GLOBAL PAYMENT TECHNOLOGIES, INC., to be held at the Garden City Hotel, 45 7th Street, Garden City, New York 11530, on Tuesday, March 21, 2000 at 10:00 a.m., Eastern Standard Time, and at any adjournments or postponements thereof.

                  The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

                  Each properly executed Proxy will be voted in accordance with the specifications made below and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted FOR the listed nominee to serve as a director and FOR approval of the Company's 2000 Stock Option Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE LISTED NOMINEES AND FOR PROPOSAL 2.

1. Election of two Class II Directors |_| FOR listed nominees|_| AGAINST listed nominees
                                      |_| WITHHOLD AUTHORITY to vote for listed nominees


                       Nominees:  Stephen Katz and Martin H. Kern

2.  Approval of the Company's 2000 Stock Option Plan     |_| FOR    |_| AGAINST   |_| WITHHOLD AUTHORITY


3. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.




PLEASE MARK, DATE AND SIGN THIS PROXY ON THIS AND THE REVERSE SIDE.

                                    The shares represented by this Proxy will be
                           voted in the manner directed. In the absence of any direction, the shares will be voted FOR the nominees named in Proposal 1, FOR Proposal 2 and in accordance with the discretion of the Proxies on such other matters as may properly come before the meeting.

                           Dated :_______________________________________, 2000

                           --------------------------------------------------

                           --------------------------------------------------
                            Signature(s)
                           (Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title).

                      PLEASE MARK AND SIGN ABOVE AND
                                RETURN PROMPTLY.

                             2000 STOCK OPTION PLAN
                                       OF
                        GLOBAL PAYMENT TECHNOLOGIES, INC.

         1. Purposes of the Plan. This stock option plan (the "Plan") is intended to provide an incentive to employees (including directors and officers who are employees), and to consultants and directors who are not employees, of Global Payment Technologies, Inc., a Delaware corporation (the "Company"), or any of its Subsidiaries (as such term is defined in Paragraph 19), and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options which do not qualify as ISOs ("NQSOs"). The Company makes no representation or warranty, express or implied, as to the qualification of any option as an "incentive stock option" under the Code.

         2. Stock Subject to the Plan. Subject to the provisions of Paragraph 12, the aggregate number of shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), for which options may be granted under the Plan shall not exceed 300,000 shares. Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the "Board of Directors"), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Paragraph 13, any shares of Common Stock subject to an option which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercisable shall again become available for the granting of options under the Plan. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

         3. Administration of the Plan. The Plan will be administered by the Board, or by a committee (the "Committee") consisting of two or more directors appointed by the Board. Those administering the Plan shall be referred to herein as the "Administrators." Notwithstanding the foregoing, if the Company is or becomes a corporation issuing any class of common equity securities required to be registered under section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent necessary to preserve any deduction under Section 162(m) of the Code or to comply with Rule 16b-3 promulgated under the Exchange Act, or any successor rule ("Rule 16b-3"), any Committee appointed by the Board to administer the Plan shall be comprised of two or more directors each of whom shall be a "non-employee director," within the meaning of Rule 16b-3, and an "outside director," within the meaning of Treasury Regulation
Section 1.162-27(e)(3), and the delegation of powers to the Committee shall be consistent with applicable laws and regulations (including, without limitation, applicable state law and Rule 16b-3). Unless otherwise provided in the By-Laws of the Company, by resolution of the Board of Directors or applicable law, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

         Subject to the express provisions of the Plan, the Administrators shall have the authority, in their sole discretion, to determine the persons who shall be granted options; the times when they shall receive options; whether an option granted to an employee shall be an ISO or a NQSO; the type (i.e., voting or non-voting) and number of shares of Common Stock to be subject to each option; the term of each option; the date each option shall become exercisable; whether an option shall be exercisable in whole or in installments, and, if in installments, the number of shares of Common Stock to be subject to each installment; whether the installments shall be cumulative; the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any option or installment; whether shares of Common Stock may be issued upon the exercise of an option as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; the fair market value of a share of Common Stock; whether and under what conditions to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and, if so, whether and under what conditions to waive any such restriction; whether and under what conditions to subject the exercise of all or any portion of an option to the fulfillment of certain restrictions or contingencies as specified in the contract referred to in Paragraph 11 (the "Contract"), including without limitation restrictions or contingencies relating to (a) entering into a covenant not to compete with the Company, its Parent (if any) (as such term is defined in Paragraph 19) and any Subsidiaries, (b) financial objectives for the Company, any of its Subsidiaries, a division, a product line or other category and/or (c) the period of continued employment of the optionee with the Company or any of its Subsidiaries, and to determine whether such restrictions or contingencies have been met; the amount, if any, necessary to satisfy the obligation of the Company, any of its Subsidiaries or any Parent to withhold taxes or other amounts; whether an optionee has a Disability (as such term is defined in Paragraph 19); with the consent of the optionee, to cancel or modify an option, provided, however, that the modified provision is permitted to be included in an option granted under the Plan on the date of the modification; provided, further, however, that in the case of a modification (within the meaning of Section 424(h) of the Code) of an ISO, such option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to construe the respective Contracts and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to approve any provision of the Plan or any option granted under the Plan or any amendment to either which, under Rule 16b-3 or Section 162(m) of the Code, requires the approval of the Board of Directors, a committee of non-employee directors or the stockholders, in order to be exempt under Section 16(b) of the Exchange Act (unless otherwise specifically provided herein) or to preserve any deduction under Section 162(m) of the Code; and to make all other determinations necessary or advisable for administering the Plan. Any controversy or claim arising out of or relating to the Plan, any option granted under the Plan or any Contract shall be determined unilaterally by the Administrators in their sole discretion. The determinations of the Administrators on matters referred to in this Paragraph 3 shall be conclusive and binding on all parties. No Administrator or former Administrator shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

         4. Eligibility. The Administrators may from time to time, consistent with the purposes of the Plan, grant options to such employees (including officers and directors who are employees) of, or consultants to, the Company or any of its Subsidiaries, and to such directors of the Company who, at the time of grant, are not common law employees of the Company or of any of its Subsidiaries, as the Administrators may determine in their sole discretion. Such options granted shall cover such number of shares of Common Stock as the Administrators may determine in their sole discretion; provided, however, that if on the date of grant of an option, any class of common stock of the Company (including without limitation the Common Stock) is required to be registered under Section 12 of the Exchange Act, the maximum number of shares subject to options that may be granted to any employee during any calendar year under the Plan shall be 200,000 shares; provided, further, however, that the aggregate market value (determined at the time the option is granted) of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. The $100,000 ISO limitation amount shall be applied by taking ISOs into account in the order in which they were granted. Any option (or portion thereof) granted in excess of such ISO limitation amount shall be treated as a NQSO to the extent of such excess.

         5. Exercise Price. The exercise price of the shares of Common Stock under each option shall be determined by the Administrators in their sole discretion; provided, however, that the exercise price of an ISO shall not be less than the fair market value of the Common Stock subject to such option on the date of grant; and provided, further, however, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the exercise price of such ISO shall not be less than 110% of the fair market value of the Common Stock subject to such ISO on the date of grant.

         The fair market value of a share of Common Stock on any day shall be
(a) if the principal market for the Common Stock is a national securities exchange, the average of the highest and lowest sales prices per share of the Common Stock on such day as reported by such exchange or on a consolidated tape reflecting transactions on such exchange, (b) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is quoted on the Nasdaq Stock Market ("Nasdaq"), and (i) if actual sales price information is available with respect to the Common Stock, the average of the highest and lowest sales prices per share of the Common Stock on such day on Nasdaq, or (ii) if such information is not available, the average of the highest bid and the lowest asked prices per share for the Common Stock on such day on Nasdaq, or (c) if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on Nasdaq, the average of the highest bid and lowest asked prices per share for the Common Stock on such day as reported on the OTC Bulletin Board Service or by National Quotation Bureau, Incorporated or a comparable service; provided, however, that if clauses (a), (b) and (c) of this Paragraph 5 are all inapplicable because the Company's Common Stock is not publicly traded, or if no trades have been made or no quotes are available for such day, the fair market value of a share of Common Stock shall be determined by the Committee by any method consistent with any applicable regulations adopted by the Treasury Department relating to stock options.

         6. Term. Each option granted pursuant to the Plan shall be for such term as is established by the Administrators, in their sole discretion, at or before the time such option is granted; provided, however, that the term of each option granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of grant thereof, and provided further, that if, at the time an ISO is granted, the optionee owns (or is deemed to own under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, the term of the ISO shall be for a period not exceeding five years from the date of grant. Options shall be subject to earlier termination as hereinafter provided.

         7. Exercise. An option (or any installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company at its principal office stating which option is being exercised, specifying the number of shares of Common Stock as to which such option is being exercised and accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the applicable Contract permits installment payments)
(a) in cash and/or by certified check, (b) with the authorization of the Committee, with previously acquired shares of Common Stock, (c) with the authorization of the Committee, by the Company withholding from the purchased shares an amount having an aggregate fair market value (determined in accordance with Paragraph 5), on the date of exercise, equal to the aggregate exercise price of all options being exercised, or (d) some combination thereof; provided, however, that in no case may shares be tendered or withheld if such tender or withholding would require the Company to incur a charge against its earnings for financial accounting purposes. The Company shall not be required to issue any shares of Common Stock pursuant to the exercise of any option until all required payments with respect thereto, including payments for any required withholding amounts, have been made.

         The Administrators may, in their sole discretion, permit payment of the exercise price of an option by delivery by the optionee of a properly executed notice, together with a copy of the optionee's irrevocable instructions to a broker acceptable to the Administrators to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay such exercise price. In connection therewith, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

         An optionee shall not have the rights of a stockholder with respect to such shares of Common Stock to be received upon the exercise of an option until the date of issuance of a stock certificate to the optionee for such shares or, in the case of uncertificated shares, until the date an entry is made on the books of the Company's transfer agent representing such shares; provided, however, that until such stock certificate is issued or until such book entry is made, any optionee using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired shares.

         In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

         8. Termination of Relationship. Except as may otherwise be expressly provided in the applicable Contract, any optionee whose employment or consulting relationship with the Company (and its Parent and Subsidiaries) has terminated for any reason other than the death or Disability of the optionee may exercise any option granted to the optionee as an employee or consultant, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if such relationship is terminated either (a) for Cause (as defined in Paragraph 19), or
(b) without the consent of the Company, such option shall terminate immediately.

         For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an employee of such corporation for purposes of Section 422(a) of the Code. As a result, an individual on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of the leave does not exceed 90 days, or, if longer, so long as the individual's right to reemployment with the Company, any of its Subsidiaries or a Parent is guaranteed either by statute or by contract. If the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

         Except as may otherwise be expressly provided in the applicable Contract, an optionee whose directorship with the Company has terminated for any reason other than the optionee's death or Disability may exercise the options granted to the optionee as a director who was not an employee of or consultant to the Company or any of its Subsidiaries, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that if the optionee's directorship is terminated for Cause, such option shall terminate immediately.

         Nothing in the Plan or in any option granted under the Plan shall confer on any person any right to continue in the employ or as a consultant of the Company, its Parent or any of its Subsidiaries, or as a director of the Company, or interfere in any way with any right of the

Company, its Parent or any of its Subsidiaries to terminate such relationship at any time for any reason whatsoever without liability to the Company, its Parent or any of its Subsidiaries.

         9. Death or Disability of an Optionee. Except as may otherwise be expressly provided in the applicable Contract, if an optionee dies (a) while he is employed by, or a consultant to, the Company, its Parent or any of its Subsidiaries, (b) within three months after the termination of the optionee's employment or consulting relationship with the Company, its Parent and its Subsidiaries (unless such termination was for Cause or without the consent of the Company) or (c) within one year following the termination of such employment or consulting relationship by reason of the optionee's Disability, the options granted to the optionee as an employee of, or consultant to, the Company or any of its Subsidiaries, may be exercised, to the extent exercisable on the date of the optionee's death, by the optionee's Legal Representative (as such term is defined in Paragraph 19), at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired. Except as may otherwise be expressly provided in the applicable Contract, any optionee whose employment or consulting relationship with the Company, its Parent and its Subsidiaries has terminated by reason of the optionee's Disability may exercise such options, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

         Except as may otherwise be expressly provided in the applicable Contract, if an optionee dies (a) while the optionee is a director of the Company, (b) within three months after the termination of the optionee's directorship with the Company (unless such termination was for Cause) or (c) within one year after the termination of the optionee's directorship by reason of the optionee's Disability, the options granted to the optionee as a director who was not an employee of or consultant to the Company or any of its Subsidiaries, may be exercised, to the extent exercisable on the date of the optionee's death, by the optionee's Legal Representative at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired. Except as may otherwise be expressly provided in the applicable Contract, an optionee whose directorship with the Company has terminated by reason of Disability, may exercise such options, to the extent exercisable on the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

         10. Compliance with Securities Laws. It is a condition to the exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock to be issued upon such exercise shall be effective and current at the time of exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option under the Securities Act or to keep any Registration Statement effective or current.

         The Administrators may require, in their sole discretion, as a condition to the grant or exercise of an option, that the optionee execute and deliver to the Company the optionee's representations and warranties, in form, substance and scope satisfactory to the Administrators, which the Administrators determine is necessary or convenient to facilitate the perfection of an exemption from the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, including without limitation, that (a) the shares of Common Stock to be issued upon exercise of the option are being acquired by the optionee for the optionee's own account, for investment only and not with a view to the resale or distribution thereof, and (b) any subsequent resale or distribution of shares of Common Stock by such optionee will be made only pursuant to (i) a Registration Statement under the Securities Act which is effective and current with respect to the shares of Common Stock being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the optionee, prior to any offer of sale or sale of such shares of Common Stock, shall provide the Company with a favorable written opinion of counsel satisfactory to the Company, in form, substance and scope satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution.

         In addition, if at any time the Administrators shall determine that the listing or qualification of the shares of Common Stock subject to such option on any securities exchange, Nasdaq or under any applicable law, or that the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issuance of shares of Common Stock thereunder, such option may not be granted or exercised in whole or in part, as the case may be, unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Administrators.

         11. Stock Option Contracts. Each option shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee. Such Contract shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Administrators in their sole discretion. The terms of each option and Contract need not be identical.

         12. Adjustments upon Changes in Common Stock. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger in which the Company is the surviving corporation, spinoff, split-up, combination or exchange of shares or the like which results in a change in the number or kind of shares of Common Stock which are outstanding immediately prior to such event, the aggregate number and kind of shares subject to the Plan, the aggregate number and kind of shares subject to each outstanding option and the exercise price thereof, and the maximum number of shares subject to options that may be granted to any employee in any calendar year, shall be appropriately adjusted by the Board of Directors, whose determination shall be conclusive and binding on all parties. Such adjustment may provide for the elimination of fractional shares that might otherwise be subject to options without payment therefor.

Notwithstanding the foregoing, no adjustment shall be made pursuant to this Paragraph 12 if such adjustment (a) would cause the Plan to fail to comply with
Section 422 of the Code or with Rule 16b-3 of the Exchange Act (if applicable to such option), or (b) would be considered as the adoption of a new plan requiring stockholder approval.

         In the event of a proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Board of Directors of the Company shall, as to outstanding options, either (a) make appropriate provision for the protection of any such outstanding options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to one share of Common Stock of the Company; provided that the excess of the aggregate fair market value of the shares subject to the options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such options immediately before such substitution over the purchase price thereof, or (b) upon written notice to an optionee, provide that all unexercised options must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Board of Directors may, in its discretion, advance the lapse of any waiting or installment periods and exercise dates.

         13. Amendments and Termination of the Plan. The Plan was adopted by the Board of Directors on January 26, 2000. No option may be granted under the Plan after January 25, 2010. The Board of Directors, without further approval of the Company's stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including without limitation, in order that ISOs granted hereunder meet the requirements for "incentive stock options" under the Code, or to comply with the provisions of Rule 16b-3 or Section 162(m) of the Code or any change in applicable laws or regulations, ruling or interpretation of any governmental agency or regulatory body; provided, however, that no amendment shall be effective, without the requisite prior or subsequent stockholder approval, which would (a) except as contemplated in Paragraph 12, increase the maximum number of shares of Common Stock for which options may be granted under the Plan or change the maximum number of shares for which options may be granted to employees in any calendar year, (b) change the eligibility requirements for individuals entitled to receive options hereunder, or (c) make any change for which applicable law or any governmental agency or regulatory body requires stockholder approval. No termination, suspension or amendment of the Plan shall adversely affect the rights of an optionee under any option granted under the Plan without such optionee's consent. The power of the Administrators to construe and administer any option granted under the Plan prior to the termination or suspension of the Plan shall continue after such termination or during such suspension.

         14. Non-Transferability. No option granted under the Plan shall be transferable other than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the optionee, only by the optionee or the optionee's Legal

Representatives. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

         15. Withholding Taxes. The Company, or its Subsidiary or Parent, as applicable, may withhold (a) cash or (b) with the consent of the Administrators (in the Contract or otherwise), shares of Common Stock to be issued upon exercise of an option or a combination of cash and shares, having an aggregate fair market value (determined in accordance with Paragraph 5) equal to the amount which the Administrators determine is necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant, vesting, exercise or disposition of an option or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the optionee to pay to the Company such amount, in cash, promptly upon demand.

         16. Legends; Payment of Expenses. The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option under the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its sole discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, applicable state securities laws or other legal requirements, (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in
Section 421(b) of the Code, of the shares of Common Stock transferred upon the exercise of an ISO granted under the Plan.

         The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

         17. Use of Proceeds. The cash proceeds to be received upon the exercise of an option under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine, in its sole discretion.

         18. Substitutions and Assumptions of Options of Certain Constituent Corporations. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new options for prior options of a Constituent Corporation (as such term is defined in Paragraph 19) or assume the prior options of such Constituent Corporation.

19.      Definitions.

              (a) "Cause", in connection with the termination of an optionee, shall mean (i) "cause," as such term (or any similar term, such as "with cause") is defined in any employment, consulting or other applicable agreement for services between the Company and such optionee, or (ii) in the absence of such an agreement, "cause" as such term is defined in the Contract executed by the Company and such optionee pursuant to Paragraph 11, or (iii) in the absence of both of the foregoing, (A) indictment of such optionee for any illegal conduct,
(B) failure of such optionee to adequately perform any of the optionee's duties and responsibilities in any capacity held with the Company, any of its Subsidiaries or any Parent (other than any such failure resulting solely from such optionee's physical or mental incapacity), (C) the commission of any act or failure to act by such optionee that involves moral turpitude, dishonesty, theft, destruction of property, fraud, embezzlement or unethical business conduct, or that is otherwise injurious to the Company, any of its Subsidiaries or any Parent or any other affiliate of the Company (or its or their respective employees), whether financially or otherwise, (D) any violation by such optionee of any Company rule or policy, or (E) any violation by such optionee of the requirements of such Contract, any other contract or agreement between the Company and such optionee or this Plan (as in effect from time to time); in each case, with respect to subsections (A) through (E), as determined by the Board of Directors.

              (b) "Constituent Corporation" shall mean any corporation which engages with the Company, its Parent or any Subsidiary in a transaction to which
Section 424(a) of the Code applies (or would apply if the option assumed or substituted were an ISO), or any Parent or any Subsidiary of such corporation.

              (c) "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

              (d) "Legal Representative" shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated optionee with respect to an option granted under the Plan.

              (e) "Parent" shall mean a "parent corporation" within the meaning of Section 424(e) of the Code.

              (f) "Subsidiary" shall mean a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

         20. Governing Law. The Plan, such options as may be granted hereunder, the Contracts and all related matters shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict or choice of law provisions.

         Neither the Plan nor any Contract shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Contract to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

         21. Partial Invalidity. The invalidity, illegality or unenforceability of any provision in the Plan, any option or Contract shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

         22. Stockholder Approval. The Plan shall be subject to approval by a majority of the votes present in person and by proxy entitled to vote hereon at a duly held meeting of the Company's stockholders at which a quorum is present. No options granted hereunder may be exercised prior to such approval, provided, however, that the date of grant of any option shall be determined as if the Plan had not been subject to such approval. Notwithstanding the foregoing, if the Plan is not approved by a vote of the stockholders of the Company on or before January 25, 2001, the Plan and any options granted hereunder shall terminate.